Exhibit 10.2

Emulex Corporation

Form of Lock-Up Agreement

November     , 2013

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Re: Emulex Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as the initial purchaser, propose to enter into a Purchase Agreement with Emulex Corporation, a Delaware corporation (the “Company”), providing for a private offering of convertible senior notes (the “Notes”), convertible into common stock, par value $0.10 per share, of the Company (the “Shares”), which will be offered pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”), by means of an offering circular (the “Offering Circular”).

In consideration of the agreement by Goldman, Sachs & Co. to offer and sell the Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date [90][45]1 days after the date of such final Offering Circular (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any

[1]	In the case of Michael J. Rockenbach, the Company’s Executive Vice President and Chief Financial Officer, only.

such transfer shall not involve a disposition for value, (iii) with the prior written consent of Goldman, Sachs & Co., (iv) in the event the undersigned’s employment with, or membership on the Board of Directors of, the Company terminates for any reason; provided, however, that in no case may the undersigned engage in any short sale or otherwise derivatively dispose of any of the Undersigned’s Shares, (v) to the Company or any broker in order to pay the exercise price (excluding any withholding or other required taxes) for any stock option or other award issued pursuant to the Company’s stock plans existing on the date hereof that would otherwise expire during the Lock-Up Period or for restricted stock units or awards that vest during the Lock-Up Period; (vi) in connection with any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “10b5-1 Plan”) of such persons existing on the date hereof; (vii) to pay for tax obligations arising in connection with any stock option issued pursuant to the Company’s stock plans existing on the date hereof that would otherwise expire during the Lock-Up Period or in connection with the vesting of restricted stock units or awards issued pursuant to the Company’s stock plans; and (viii) pursuant to a 10b5-1 Plan established after the date hereof; provided, however, that no sales of the Undersigned’s Shares shall be made pursuant to any such 10b5-1 Plan prior to the expiration of the Lock-Up Period unless permitted pursuant to the terms of any of (i) through (vii) above; provided further, that the Company is not required to report the establishment of such 10b5-1 Plan in any public report or filing with the Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such 10b5-1 Plan unless permitted pursuant to the terms of any of (i) through (vii) above.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (vii) above, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and Goldman, Sachs & Co. are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-up Agreement]